                                                                 EXHIBIT 10.206
                                SUPPLY AGREEMENT


         This Supply Agreement ("Agreement") is entered as of December 31, 1999 ("Effective Date") by and between Cygnus, Inc., a Delaware corporation, with its principal place of business at 400 Penobscot Drive, Redwood City, California 94063 ("Cygnus"), and Hydrogel Design Systems Inc., a Delaware corporation, with its principal place of business at 2150 Cabot Boulevard West, Langhorne, Pennsylvania 19047 ("HDS").

         Whereas, Cygnus is in the business of making and selling medical devices to be used in conjunction with the monitoring of blood glucose levels in the human body (hereinafter referred to as "Medical Devices");

         Whereas, a component of these Medical Devices is a material known as Hydrogel Laminate (as defined below);

         Whereas, HDS is in the business of providing services for producing Hydrogel Laminate;

         Whereas, Cygnus wishes to purchase from HDS the specific Hydrogel Laminate produced in strict compliance with specifications created by Cygnus and set forth in Exhibit A, attached hereto and hereby made part of this Agreement to be used by Cygnus in the manufacture of said Medical Devices;

                  NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1. DEFINITIONS. When used in this Agreement, each of the following terms shall have the meaning provided below:

         a. "Affiliate" means, with respect to a Party hereto, any corporation, partnership, joint venture or other business arrangement which is controlled by, controlling or under common control with such Party, and shall include without limitation any direct or indirect beneficial ownership of fifty percent (50%) or more of the voting stock or participating profit interest of such corporation or other business entity.

         b. "Parties" means HDS and Cygnus and when used in the singular means either of them.

         c. "Hydrogel Laminate" means the hydrogel materials only for glucose monitoring produced by HDS under this Agreement and as more specifically set forth in Exhibit A attached hereto, including without limitation all improvements made by HDS during the term of this Agreement.

         d. "Specifications" means the performance specifications for the Hydrogel Laminate as set forth in Exhibit A attached hereto including any amendments thereto. It is agreed that the Specifications for the Hydrogel Laminate may only be amended by Cygnus, and that HDS will strictly follow the specifications until advised of a change by Cygnus in writing, such change being mutually agreed upon by Cygnus and HDS.

         e. "HDS Technology" means all Technology relating solely to the [CONFIDENTIAL TREATMENT REQUESTED] process for the manufacture of hydrogel materials which was proprietary to, owned or developed by or for HDS prior to the Effective Date and all improvements thereto and all such Technology and all improvements invented solely by HDS during the term of this agreement. As between the parties, HDS shall own all such HDS Technology.

         f. "Cygnus Technology" means all Technology other than "HDS Technology" owned or developed by or for Cygnus prior to the Effective Date (including but not limited to the Hydrogel Laminate and the Specifications) and all Technology and improvements thereto, which are invented by the Parties either solely or jointly in connection with this Agreement. As between the parties, Cygnus shall own all such Cygnus Technology.

         g. "Technology" means all foreign and domestic patents, patent applications, patent rights, know-how, trade secrets, copyrights, technical data, inventions (whether patentable or not), discoveries, designs, specifications, ideas, plans, works of authorship, techniques, methods, procedures, processes, test procedures, trademarks, trade names, service marks and all other scientific or technical information or materials, in whatever form.

         h. "Raw Materials" means those materials required to manufacture Hydrogel Laminate.

2.       SUPPLY OF PRODUCTS.

                  a. SUPPLY TO CYGNUS. During the first [CONFIDENTIAL TREATMENT REQUESTED] years of the term of this Agreement HDS agrees to supply [CONFIDENTIAL TREATMENT REQUESTED] of Cygnus' total worldwide commercial requirements of Hydrogel Laminate solely to Cygnus and Cygnus agrees to purchase [CONFIDENTIAL TREATMENT REQUESTED] of Cygnus' total worldwide commercial requirements of Hydrogel Laminate from HDS in accordance with this
Section 2 and pursuant to the terms and conditions of this agreement. Thereafter, HDS agrees to supply [CONFIDENTIAL TREATMENT REQUESTED] of
Cygnus' total worldwide commercial requirements of Hydrogel Laminate solely to Cygnus and Cygnus agrees to purchase [CONFIDENTIAL TREATMENT REQUESTED] of Cygnus' total worldwide commercial requirements of Hydrogel Laminate from HDS in accordance with this Section 2 and pursuant to the terms and conditions of this agreement. In the event that HDS is unwilling or unable to supply the required amount of Product (pursuant to conditions in this Section above) in the aggregate for [CONFIDENTIAL TREATMENT REQUESTED], the Parties shall consult with each other within [CONFIDENTIAL TREATMENT REQUESTED] in order to resolve the problem. HDS shall have [CONFIDENTIAL TREATMENT REQUESTED] from the scheduled delivery date for the [CONFIDENTIAL TREATMENT REQUESTED] to resolve the problem. If after this [CONFIDENTIAL TREATMENT REQUESTED] cure period HDS is unwilling or unable to resolve the problem, Cygnus shall be free to terminate this Agreement in its entirety as described in Section 7 hereto and/or shall be free to purchase

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

Product from a third-party during said period of supply deficiency, notwithstanding this Section 2.a. of this Agreement..

         b. SUPPLY TO CYGNUS SUBCONTRACTORS. In the event that Cygnus should choose to have its Affiliates or subcontractors purchase the Hydrogel Laminate directly from HDS, HDS agrees to accept purchase orders directly from Cygnus' Affiliates or subcontractors, provided however, that the terms and conditions of this Agreement shall apply to those purchase orders and Cygnus shall guarantee the performance of its Affiliates or subcontractors under such purchase orders.




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

         c. FORECASTS. Cygnus shall send HDS by [CONFIDENTIAL TREATMENT REQUESTED] of each year a non-binding, written estimate of the delivery quantities and dates of Hydrogel Laminate to be purchased in the following calendar year. Cygnus shall provide HDS with quarterly rolling written updates on the non-binding forecasts for the following three months, during the term of this Agreement. HDS shall not be obligated to supply Hydrogel Laminate in accordance with Cygnus' non-binding quarterly forecasts until HDS has provided written acknowledgment of Cygnus' non-binding quarterly forecasts to Cygnus, such written acknowledgment to be provided within ten (10) days of receipt of the forecasts. Based on the foregoing forecasts, HDS shall order Raw Materials to meet up to two quarters of such forecasts.

         d.       ORDERS.

        i. ORDERING AND ACKNOWLEDGMENT. In ordering Hydrogel Laminate from HDS, Cygnus, its Affiliates or subcontractors shall issue written purchase orders referencing and incorporating this Agreement. Minimum order quantities, if any, are set forth in Exhibit B attached hereto. Cygnus, its Affiliates or subcontractors will provide HDS with a purchase order at least forty-five (45) days prior to a requested delivery date for Hydrogel Laminate. HDS will provide Cygnus, within three working
                (3) days after receipt of an order, a firm shipment schedule and an order acknowledgment. All orders shall be subject to acceptance by HDS at its headquarters. HDS shall accept Cygnus', its Affiliates' or subcontractors' purchase orders to the extent that the purchase orders are in accordance with the most recent non-binding quarterly forecast acknowledged by HDS pursuant to
                Section 2(c) above. HDS shall accept purchase orders otherwise in accordance with the provisions of this Agreement, provided such purchase orders are for quantities of Hydrogel Laminate which are not more or less than [CONFIDENTIAL TREATMENT REQUESTED] of the most recent acknowledged non-binding quarterly forecast. HDS shall use its best efforts to manufacture and ship quantities of Hydrogel Laminate that exceed the most recent acknowledged non-binding forecast by more than [CONFIDENTIAL TREATMENT REQUESTED].

        ii. SHIPMENT. HDS will use reasonable commercial efforts to ship ordered Hydrogel Laminate on or five working days before the date requested. HDS will be solely responsible for the costs of expediting Hydrogel Laminate in order to meet the scheduled shipment dates for each firm order (including, without limitation, overtime charges, fees required to expedite Hydrogel Laminate or services used in manufacturing), provided that Cygnus has complied with the terms of this Agreement in placing such order. HDS will use reasonable commercial efforts to meet Cygnus' reasonable requests for orders of Hydrogel Laminate which require short lead time or expedited shipment dates.


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

        iii. CHANGES. Except with respect to Raw Materials, Cygnus, its Affiliates or subcontractors may, without being subject to a cancellation fee, modification fee or any other fee or charge,
                (1) cancel in whole or in part, or (2) extend the shipment schedule set forth in any purchase order of Hydrogel Laminate, provided that the ordering party provides HDS with written notice of such cancellation or modification at least three (3) weeks prior to the shipment date for such order. HDS will only use reasonable efforts to accommodate cancellations or modifications within three (3) weeks of shipment. Any cancellation or extension permitted hereunder which, if accepted by HDS, would result in any charge or cost associated with Raw Materials shall be the sole responsibility of Cygnus. HDS reserves the right to use any Raw Materials rendered surplus pursuant to the terms of this Section 2(d).

e.       PRICING AND PAYMENTS.

        i. Pricing for units of Hydrogel Laminate sold to Cygnus is set forth in Exhibit B and shall remain fixed for the term of this agreement subject to changes in raw material costs as follows. In the event that raw material costs change by [CONFIDENTIAL TREATMENT REQUESTED] or more (either an increase or decrease) from the cost identified on the Effective Date, HDS will adjust the pricing by the amount of such cost change. Such price changes will occur no more than once per three (3) month period and shall be documented in writing by HDS. Raw material cost changes of less than [CONFIDENTIAL TREATMENT REQUESTED] (either an increase or decrease) shall be absorbed by HDS.

                All prices are exclusive of any sales, use or other applicable taxes, which shall be paid or reimbursed by Cygnus, its Affiliates or subcontractors. If Cygnus claims such sales are exempt from such taxes, then Cygnus, its Affiliates or subcontractors shall furnish HDS with satisfactory evidence of such exemption from such taxes.

        ii. Payment terms will be net thirty (30) days after delivery of a shipper's bill of lading to Cygnus for a shipment of Hydrogel Laminate. HDS reserves the right to charge interest on overdue balances in the amount of [CONFIDENTIAL TREATMENT REQUESTED] per month.

        iii. All Hydrogel Laminate is to be shipped F.O.B. HDS' Facility, Langhorne, Pennsylvania, freight pre-paid and billed. Risk of loss shall pass at the F.O.B. point.

         f. CONFLICTING TERMS. In ordering and delivering Hydrogel Laminate, HDS and its Affiliates and Cygnus, its Affiliates and subcontractors may use their standard forms, however, nothing in such forms shall be construed to amend or modify the terms of this Agreement. If Cygnus', its Affiliates' or subcontractors' purchase order forms or HDS' order acknowledgement forms contain terms that contradict or vary any terms contained in this Agreement, then the terms of this Agreement shall prevail and control.

         g. ACCEPTANCE PROCEDURES. Cygnus, its Affiliates or subcontractors, shall inspect the Hydrogel Laminate within twenty (20) days of its receipt. If Cygnus finds that the Hydrogel Laminate has a defect ("Defect" meaning that such Hydrogel Laminate fails to conform to the applicable Specifications or otherwise fail to conform to the warranties given by HDS under this

Agreement), Cygnus will notify HDS in writing. HDS agrees to promptly investigate such reported defect and promptly provide to Cygnus, in writing the findings of their investigation. If it is found that HDS is responsible for the reported defect, HDS agrees to remedy such reported defect by supplying replacement Hydrogel Laminate within a reasonable time period. If HDS fails to remedy such reported defects within two months from the date of receipt of such a report, then HDS agrees to issue a credit for the face amount of the affected purchase order.

         h. EXCLUSIVITY. During the term of this Agreement, HDS shall not develop, manufacture, produce, or supply to any third parties any Hydrogel Laminate. HDS shall not assign or delegate all or any portion of its obligations under the terms of this Agreement without prior written consent of Cygnus at Cygnus' sole discretion. HDS shall at all times remain fully responsible for all obligations and commitments hereunder.

3.       MANUFACTURING; TESTING

         a.       MANUFACTURING.

                  i. HDS will manufacture the Hydrogel Laminate such that it meets the Specifications set forth in Exhibit A attached hereto.

                  ii. HDS shall at all times comply with all applicable current FDA and other applicable government, regulatory and administrative agency requirements for the manufacture of the Hydrogel Laminate for use in connection with Medical Devices, including, without limitation, manufacturing all Hydrogel Laminate in a facility which meets all applicable current Good Manufacturing Practices ("cGMP") requirements. HDS shall permit Cygnus to audit and inspect HDS's records (including, without limitation, copies of relevant licenses and approvals) and facility from time to time for purposes of confirming the foregoing compliance, and HDS shall promptly correct issues reasonably identified by Cygnus as a result of such audit and inspection. HDS shall indemnify, defend and hold Cygnus and its directors, officers, employees and agents harmless from any liability, damages, claims, settlements, costs and expenses for its failure to obtain and maintain relevant approvals and licenses and for its failure to comply with any relevant government, regulatory or administrative requirements relating to the manufacture of the Hydrogel Laminate.

         b. QUALITY CONTROL; TESTING. Prior to each shipment of Hydrogel Laminate, HDS shall perform or cause to be performed quality control procedures, as set forth the Quality Agreement Between HDS and Cygnus attached in Exhibit C hereto. Each shipment of Hydrogel Laminate shall be accompanied by a certificate, which contains the information as required by the Specification.

         c. LATENT DEFECTS. It is recognized that it is possible for Hydrogel Laminate to have defects which would not be discoverable upon reasonable physical inspection or testing ("Latent Defects"). As soon as either Party becomes aware of a Latent Defect in any lot or batch of Hydrogel Laminate, it shall immediately notify the other Party in writing of the lot or batch involved. HDS agrees to promptly investigate such reported defect and promptly provide to Cygnus, in writing the findings of their investigation. If it is found that HDS is responsible for the reported defect found after the inspection described in Section 2(g) and within


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[CONFIDENTIAL TREATMENT REQUESTED] after receipt by Cygnus, its Affiliates or subcontractors, then HDS will reimburse Cygnus for the total cost of the failed materials plus all other costs incurred, including, but not limited to the costs of other materials, subsequent processing costs, transportation costs, and the costs of product recalls as are attributable to HDS' failure to provide conforming Hydrogel Laminate. Such reimbursement in any [CONFIDENTIAL TREATMENT REQUESTED] period is limited to the total value of the Hydrogel Laminate purchased by Cygnus from HDS within the [CONFIDENTIAL TREATMENT REQUESTED] period prior to the written notification of the defect.

4.       CONFIDENTIALITY.

         Each Party agrees that all inventions (whether or not patentable), trade secrets, ideas, processes, formulas, materials, chemicals, technology, know-how and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing Party ("Proprietary Information" of the disclosing Party). Except as expressly allowed in this Agreement, (i) the receiving Party will hold in confidence and not use or disclose any Proprietary Information of the disclosing Party during the term of this Agreement and for a period of five (5) years after termination of this Agreement, and its employees shall be similarly bound, and (ii) in addition, with respect to HDS's obligations hereunder, HDS shall not allow the disclosure or use of Cygnus Proprietary Information outside of HDS. The receiving Party shall not be obligated under this Section 5 with respect to any information the receiving Party can document:

                  a. is or has become readily publicly available through no fault of the receiving Party or its employees or agents; or

                  b. is received from a third party lawfully in possession of such information and lawfully empowered to disclose such information and provided the receiving Party abides by all restrictions, if any, imposed by such third party; or

                  c. was rightfully in the possession of the receiving Party prior to its disclosure by the other Party as shown by the receiving Party's written records provided the receiving Party abides by all restrictions, if any, imposed on its possession of such information; or
                  d. was independently developed by employees or consultants of the receiving Party as shown by the receiving Party's written records without use of or access to Proprietary Information of the disclosing Party.

Notwithstanding the foregoing, the receiving Party may disclose Proprietary Information to the extent it is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory registration, approval or license, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to obtain confidential treatment thereof and to guard against further disclosure.

5.       PRODUCT WARRANTY.


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

         HDS hereby covenants, represents and warrants to Cygnus that:

         a. On the date of shipment, all Hydrogel Laminate sold by HDS to Cygnus hereunder will comply with the Specifications set forth in Exhibit A or then current Specification and conform with the information shown on the Certificate of Conformance or Certificate of Analysis provided for the particular shipment according to Section 3(b) above;

         b. All Hydrogel Laminate sold hereunder shall have been manufactured, packaged and stored in conformance with all applicable current Good Manufacturing Practices which are in force or hereinafter adopted by the FDA or any successor agency thereto;

         c. Title to all Hydrogel Laminate sold hereunder shall pass to Cygnus as provided herein free and clear of any security interest, lien, or other encumbrance; and

         d. The Hydrogel Laminate sold hereunder shall have been manufactured, packaged and stored in facilities which meet the requirements set forth in the Quality Agreement between HDS and Cygnus attached here to as Exhibit C. HDS has no other obligation or duty other than the manufacture and supply of the Hydrogel Laminate in accordance with the terms and conditions of this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, HDS MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE HYDROGEL LAMINATE, AND HDS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATION OF LIABILITY.

         EXCEPT FOR A BREACH OF SECTION 4 (CONFIDENTIALITY), NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         THE PARTIES ACKNOWLEDGE THAT THE HYDROGEL LAMINATE ITSELF IS NOT A MEDICAL DEVICE. THE PARTIES FURTHER ACKNOWLEDGE THAT THE HYDROGEL LAMINATE WILL BE USED, PROCESSED OR INCORPORATED INTO OTHER GOODS BY CYGNUS AND ITS AFFILIATES WHICH ARE MEDICAL DEVICES, WHICH MEDICAL DEVICES WILL BE SUBJECT TO REGULATION BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION (FDA). HDS SHALL NOT BE LIABLE TO CYGNUS, ITS AFFILIATES, OR ANY THIRD PARTIES FOR ANY USE, PROCESS, APPLICATION OR INCORPORATION INTO OTHER GOODS OF THE HYDROGEL LAMINATE AFTER IT HAS BEEN ACCEPTED BY CYGNUS OR ITS AFFILIATES PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, WITH THE EXCEPTION OF THE PROVISIONS SET FORTH IN SECTIONS 3(c) AND 5(a)-(d) OF THIS AGREEMENT. HDS SHALL NOT BE LIABLE FOR ANY LIABILITY WHATSOEVER RELATED TO THE

ENFORCEMENT OF FDA REGULATIONS CONCERNING THE HYDROGEL LAMINATE AFTER ACCEPTANCE BY CYGNUS OR ITS AFFILIATES.

         THE FOREGOING PARAGRAPH IS A SEPARATE ESSENTIAL PROVISION OF THIS AGREEMENT.

7.       TERM AND TERMINATION.

         a. TERM. This Agreement will commence as of the Effective Date and, unless terminated as provided below, shall continue in effect for a period of five (5) years. Thereafter, this Agreement shall automatically renew for successive one (1) year terms, unless terminated as provided below, and provided that either Party may elect not to renew this Agreement by providing the other Party with six (6) months written notice prior to the corresponding renewal period.

         b.       TERMINATION.

                  i. This Agreement may be terminated in its entirety by a Party upon the occurrence of any of the following events:

                           (1)      By a Party upon thirty (30) days' written
notice if there has been a material breach of any representation, warranty, product warranty, covenant or obligation contained in this Agreement on the part of the other Party provided the non-breaching Party has given written notice to the breaching Party and afforded a thirty (30) day cure period and the breaching Party has failed to cure the alleged breach within the thirty (30) days.

                           (2)      If the other ceases to do business, or
otherwise terminates its business operations;

                           (3) If the other shall fail to promptly secure or
renew any license, registration, permit, authorization or approval necessary for the conduct of its business in the manner contemplated by this Agreement, or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days or if reinstatement is not possible within sixty (60) days, diligent efforts are not being made to effect such reinstatement, and any such failure shall have a material adverse affect on that Party's performance under this Agreement; or

                           (4) If the other shall seek protection under any
bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within one hundred and twenty (120) days).

         c. NO LIABILITY FOR TERMINATION. Except as otherwise provided in this Agreement, neither Party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such Party which complies with the terms of this Agreement, whether or not such Party is aware of any such damage, loss or expenses.


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

         d. EFFECT OF TERMINATION. In addition to provisions that by their terms survive termination, the following provisions shall survive the termination of this Agreement: Sections 3(c), 4, 5, 6, 7, 8 and 9 and accrued payment obligations. Remedies for all breaches hereunder will also survive. Each Party will promptly return all Proprietary Information of the other (and all copies and abstracts thereof, except that one (1) copy may be retained and shall be kept in its legal archives for legal record keeping purposes only) that it is not entitled to under the surviving terms of this Agreement. Upon termination by either Party pursuant to Section 7(b) i (1), Cygnus shall have the right to purchase HDS' existing inventory of Hydrogel Laminate at the then applicable prices. Further, within sixty (60) days after termination, Cygnus shall have the right place purchase orders for Product, delivery of such Product to be within nine (9) months of termination, pursuant to the terms of this agreement. HDS shall, in good faith, use reasonable commercial efforts to assist Cygnus in securing a replacement supplier of the Hydrogel Laminate.

8.       INDEMNIFICATION AND INSURANCE.

         a. INDEMNIFICATION. Cygnus agrees to indemnify and hold harmless HDS, its officers, directors, shareholders, employees, parents and subsidiaries, successors and assigns from any loss, judgment, liability, damage, claim, demand, lawsuit, or injury whether to person or property, arising out of any claim, lawsuit or legal proceeding, and regardless of the legal theory asserted, involving the sale, use or other disposition by Cygnus of the Hydrogel Laminate either directly or as a component in any product or good; provided however, Cygnus shall have no obligation under this Section 8(a) for any claim arising from the gross negligence or willful misconduct of HDS, infringement of any third party rights by any aspect of the Hydrogel Laminate that relates solely to Hydrogel Technology, any aspect of the Hydrogel Laminate based upon manufacture by HDS and provided further, Cygnus' obligations hereunder are conditioned upon and subject to (i) prompt receipt of notice from HDS of any claim, threatened claim or action, (ii) Cygnus having sole control of any litigation or settlement of such claim or action, and (iii) HDS' reasonable cooperation in the defense of such claim or action.

        b. INSURANCE. HDS shall procure and maintain policies of insurance to cover any and all claims that may arise from or in connection with HDS' use, manufacture, sale or distribution of the Hydrogel Laminate to Cygnus or its Affiliates. Cygnus and its Affiliates shall procure and maintain policies of insurance to cover any and all claims that may arise from or in connection with Cygnus' and its Affiliates' use, processing, sale, or distribution of Hydrogel Laminate and/or goods produced or distributed by Cygnus or its Affiliates which incorporate the Hydrogel Laminate. Such insurance coverage under this Section 8(b) shall be in the amount of not less than [CONFIDENTIAL TREATMENT REQUESTED]. The parties shall furnish each other with a certificate of insurance evidencing such insurance coverage.

9.       GENERAL.

         a. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of both Parties. However, it is the intention of the Parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both Parties, and that waivers and amendments of any provision of this Agreement shall be effective only if made by non-pre-printed agreements signed by both Parties and clearly understood by both Parties to be an amendment or waiver. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

         b. GOVERNING LAW AND LEGAL ACTIONS. This Agreement shall be governed by and construed under the laws of the State of Delaware and the United States without regard to conflicts of laws provisions thereof.

         c. HEADINGS. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

         d. NOTICES. Any notice or other communication required or permitted to be made or given to either Party under this Agreement shall be deemed sufficiently made or given on the date of delivery if delivered in person or by overnight commercial courier service with tracking capabilities with costs prepaid, or three (3) days after the date of mailing if sent by certified first class U.S. mail, return receipt requested and postage prepaid, at the address of the Parties set forth below or such other address as may be given from time to time under the terms of this notice provision:

              If to HDS:                HDS
                                        2150 Cabot Boulevard. West
                                        Langhorne, PA 19047


                                        Attention:  President and CEO


              If to Cygnus:             Cygnus, Inc.
                                        400 Penobscot Drive
                                        Redwood City, California 94063

                                        Attention: President and CEO

         e. ENTIRE AGREEMENT. This Agreement (and all Exhibits hereto) constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations, or discussions, with the exception of the Confidential Disclosure Agreement, effective January 1, 1997, the Extension Letter thereto, dated February 5, 1997 and Amendment #1 to the Confidential Disclosure Agreement, dated February 8, 1999, shall remain in full force and effect, between or among Parties relating to the subject matter of this Agreement and all past dealing or industry custom. No other rights or licenses, except those rights set forth in this Agreement, have been granted or implied to be granted.

         f. SEVERABILITY. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         g. RELATIONSHIP OF PARTIES. The Parties hereto expressly understand and agree that the other is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith.

         h. ASSIGNMENT. This Agreement and the rights hereunder are not transferable or assignable without the prior written consent of the Parties hereto.

         i. PUBLICITY AND PRESS RELEASES. Except to the extent necessary under applicable laws or for ordinary marketing purposes, the Parties agree that no press releases or other publicity relating to the substance of the matters contained herein will be made without approval by both Parties.

         j. FORCE MAJEURE. No liability or loss of rights hereunder shall result to either Party from delay or failure in performance caused by an event of force majeure (that is, circumstances beyond the reasonable control of the Party affected thereby, including, without limitation, acts of God, fire, flood, war, government action, compliance with laws or regulations (including, without limitation, those related to infringement), strikes, lockouts or other serious labor disputes) for so long as such event of force majeure continues in effect; provided that if such force majeure event continues and affects or delays a Party's performance hereunder for more than sixty (60) days, the other Party may terminate this Agreement pursuant to Section 8(b).

         k. REMEDIES. Except as otherwise expressly stated in this Agreement, the rights and remedies of a Party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved Party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.


CYGNUS, INC.                                   HYDROGEL DESIGN SYSTEMS INC.



By:      /s/ Barbara G. McClung                By:      /s/ Matthew Harriton
   ------------------------------------           ----------------------------
Name:    Barbara G. McClung                    Name:    Matthew Harriton
     ----------------------------------             --------------------------
Title:   Sr. VP & General Counsel              Title:   CEO
      ---------------------------------              -------------------------

                                    EXHIBIT A
                                 SPECIFICATIONS
                       [CONFIDENTIAL TREATMENT REQUESTED]

                                    EXHIBIT B



                          PRICING FOR HYDROGEL LAMINATE
                       [CONFIDENTIAL TREATMENT REQUESTED]

                                    EXHIBIT C

                    QUALITY AGREEMENT BETWEEN HDS AND CYGNUS


                                       15